                                                                    EXHIBIT 10.9

                       MORTGAGE LOAN PURCHASE AGREEMENT
                       --------------------------------


PURCHASER:          PAINE WEBBER REAL ESTATE SECURITIES INC.

ADDRESS:            1285 AVENUE OF THE AMERICAS
                    NEW YORK, NEW YORK 10019
                    ATTENTION:  AL MARRAPODI

SELLER:             CRESCENT BANK & TRUST COMPANY
                    -----------------------------

ADDRESS:            SOUTH TERRACES, SUITE 285
                    -------------------------
                    115 PERIMETER CENTER PLACE
                    --------------------------
                    ATLANTA, GA 30346
                    -----------------

DATE OF AGREEMENT:  MAY 23, 1994
                    ------------

                               TABLE OF CONTENTS

                                                                                   Page
Section 1.     Definitions.........................................................   1
Section 2.     Procedures for Purchases of Mortgage Loans..........................   7
Section 3.     Sale of Mortgage Loans to the Agency................................   9
Section 4.     Servicing of the Mortgage Loans.....................................  11
Section 5.     Trade Assignments...................................................  12
Section 6.     Transfers of Mortgage Loan by Purchaser.............................  12
Section 7.     Record Title to Mortgage Loans; Intent of Parties; Security Interest  13
Section 8.     Representations and Warranties......................................  13
Section 9.     Covenants of Seller.................................................  19
Section 10.    Term................................................................  21
Section 11.    Exclusive Benefit of Parties; Assignment............................  21
Section 12.    Amendments; Waivers; Cumulative Rights..............................  22
Section 13.    Execution in Counterparts...........................................  22
Section 14.    Effect of Invalidity of Provisions..................................  22
Section 15.    Governing Law.......................................................  22
Section 16.    Notices.............................................................  22
Section 17.    Entire Agreement....................................................  22
Section 18.    Costs of Enforcement................................................  22
Section 19.    Consent to Service..................................................  23
Section 20.    Construction........................................................  23

Exhibit A-1    Loan Purchase Detail

Exhibit A-2    Takeout Proceeds Identification Letter

Exhibit A-3    Unidentified Funds Notice

Exhibit A-4    Resubmission Letter

Exhibit B-1    Warehouse Lender's Release

Exhibit B-2    Warehouse Lender's Wire Instructions

Exhibit C-1    Seller's Release

Exhibit C-2    Seller's Wire Instructions

Exhibit D      Purchaser's Wire Instructions to Seller

Exhibit E      UCC-1 Financing Statement

                       MORTGAGE LOAN PURCHASE AGREEMENT
                       --------------------------------

          This Mortgage Loan Purchase Agreement ("Agreement"), dated as of the date set forth on the cover page hereof, between PAINE WEBBER REAL ESTATE SECURITIES INC. ("Purchaser") and the Seller whose name is set forth on the cover page hereof ("Seller").

                             PRELIMINARY STATEMENT
                             ---------------------

          Seller may, in its sole discretion, offer to sell to Purchaser from time to time Mortgage Loans, and Purchaser, in its sole discretion, may agree to purchase such Mortgage Loans from Seller in accordance with the terms and conditions set forth in this Agreement. Seller, subject to the terms hereof, will cause each Mortgage Loan to be purchased by the Agency. During the period from the purchase of a Mortgage Loan to the sale of the Mortgage Loan to the Agency, Purchaser expects to rely entirely upon Seller to service each such Mortgage Loan.

          The parties hereto hereby agree as follows:

          Section 1.  Definitions.
                      -----------

          Capitalized terms used but not defined herein shall have the meanings set forth in the Custodial Agreement. As used in this Agreement, the following terms shall have the following meanings:

                 "Act of Insolvency": With respect to Seller, (a) the commencement by Seller as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or Seller's seeking the appointment of a receiver, trustee, custodian or similar official for Seller or any substantial part of its property, or (b) the commencement of any such case or proceeding against Seller, or another's seeking such appointment, or the filing against Seller of an application for a protective decree which (1) is consented to or not timely contested by Seller, (2) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (3) is not dismissed within sixty (60) days, (c) the making by Seller of a general assignment for the benefit of creditors, or (d) the admission in writing by Seller that Seller is unable to pay its debts as they become due or the nonpayment generally by Seller of its debts as they become due.

                 "Agency":  FNMA or FHLMC, as applicable.

                 "Assignee": Chemical Bank, as agent for certain beneficiaries pursuant to certain Repurchase Transaction Tri-Party Custody Agreements.

               "Applicable Guide":  The Freddie Mac Sellers' Guide, or the
                                     --------------------------
          Fannie Mae Selling Guide, as applicable, and as each may be amended or
          ------------------------
          supplemented from time to time.

               "Business Day": Any day other than (a) a Saturday, Sunday or other day on which banks located in the City of New York, New York are authorized or obligated by law or executive order to be closed, or (b) any day on which Paine Webber Real Estate Securities Inc. is closed for business, provided that notice thereof shall have been given not less than seven calendar days prior to such day.

               "Cash Window Submission Package": As defined in the Custodial Agreement.

               "Collateral": The Mortgage Loans (including all servicing rights related thereto), any Custodial Accounts, the Takeout Commitments and the proceeds of any and all of the foregoing.

               "Commitment Expiration Date": With respect to any Takeout Commitment, the expiration date thereof.

               "Commitment Requirements": The requirements issued by the Agency in the Applicable Guide regarding the issuance of Takeout Commitments, as amended from time to time by the Agency.

               "Credit File": All papers and records of whatever kind or description, whether developed or originated by Seller or others, required to document or service the Mortgage Loan; provided, however, that such Mortgage Loan papers, documents and records shall not include any Mortgage Loan papers, documents or records which are contained in the Cash Window Submission Package.

               "Cure Expiration Date": With respect to a Defective Mortgage Loan, the date occurring five Business Days after the Commitment Expiration Date.

               "Custodial Account": A separate custodial account, established and maintained by Seller under the conditions set forth in Section 4(b), for the deposit by Seller of all collections in respect of a Mortgage Loan that are payable to Purchaser as the owner of the Mortgage Loan.

               "Custodial Agreement": The Mortgage Loan Custodial Agreement, dated as of the date set forth on the cover sheet thereof, among Seller, Purchaser and Custodian, as amended from time to time.

               "Custodian": Chemical Bank and its permitted successors hereunder.

               "Defective Mortgage Loan": A Mortgage Loan that is not in compliance with the Applicable Guide and this Agreement.

               "Defective Settlement Information": Any Settlement Information
          (i) that does not accurately identify Mortgage Loans by the Mortgagor's name, (ii) in which the aggregate disbursement information does not equal the precise amount of Takeout Proceeds received by Purchaser from the Agency or (iii) does not include a Takeout Proceeds Identification Letter, when applicable.

               "Discount": With respect to each Mortgage Loan, the amount set forth on such related Funding Confirmation as the Discount.

               "Document File": The Credit File and the Cash Window Submission Package.

               "Due Date": The day of the month on which the Monthly Payment is due on a Mortgage Loan.

               "FDIC": The Federal Deposit Insurance Corporation or any successor thereto.

               "FHLMC" or "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor thereto.

               "FHLMC Commitment": A commitment executed by FHLMC and Seller evidencing FHLMC's agreement to purchase one or more Mortgage Loans from Seller and Seller's agreement to sell one or more Mortgage Loans to FHLMC by the applicable Commitment Expiration Date under any FHLMC cash program.

               "FNMA" or "Fannie Mae": The Federal National Mortgage Association or any successor thereto.

               "FNMA Commitment": A commitment executed by FNMA and Seller, evidencing FNMA's agreement to purchase one or more Mortgage Loans from Seller and Seller's agreement to sell one or more Mortgage Loans to FNMA by the applicable Commitment Expiration Date under any FNMA cash program.

               "Funding Confirmation": With respect to all Mortgage Loans purchased by Purchaser from Seller via a single wire funds transaction on a particular Business Day, the trade confirmation from Purchaser to

          Seller confirming the terms of Purchaser's purchase of such Mortgage Loans.

               "Incremental Pass-Through Rate": The amount by which the Pass-Through Rate is increased upon the occurrence of (i) a Cure Expiration Date or (ii) any event giving Participant the right to elect a remedy pursuant to Section 3, which amount shall be set forth in a Funding Confirmation as the "Incremental Pass-Through Rate".

               "Loan Purchase Detail": A loan purchase detail, transmitted via facsimile in the form of Exhibit A-1, or transmitted electronically in an appropriate data layout provided by Purchaser, prepared by Seller, containing certain information regarding the characteristics of all Mortgage Loans being offered for sale by Seller on a particular Business Day.

               "Losses": Any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees) incurred by any person specified; provided, however, that "Losses" shall not include any losses, claims, damages, liabilities or expenses which would have been avoided had such person taken reasonable actions to mitigate such losses, claims, damages, liabilities or expenses.

               "Monthly Payment": The scheduled monthly payment of principal and interest on a Mortgage Loan.

               "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple in real property securing a Mortgage Note.

               "Mortgage Loan": A conventional single family residential mortgage loan which is subject to this Agreement, and which satisfies the Commitment Requirements as the same may be modified from time to time.

               "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

               "Mortgaged Property": The property subject to the lien of the Mortgage securing a Mortgage Note.

               "Mortgagor": The obligor on a Mortgage Note.

               "NCUA": The National Credit Union Administration, or any successor thereto.

               "OTS": The Office of Thrift Supervision, or any successor thereto.

               "Parent Company": A corporation or other entity owning at least 50% of the outstanding shares of voting stock of Seller.

               "Pass-Through Rate": With respect to each Mortgage Loan, the rate at which interest is passed through to Purchaser which initially shall be the rate of interest specified on a Funding Confirmation as the Pass-Through Rate.

               "Performance Fee": With respect to each Mortgage Loan, an amount equal to the Discount, plus the Yield Compensation Adjustment plus or minus any other adjustments permitted hereunder, which amount shall be payable to Seller by Purchaser as compensation to Seller for its services hereunder.

               "Purchase Advice": An advice delivered to Seller by the Agency via either MIDANET or MORNET, as applicable, confirming the amount of Takeout Proceeds allocable to each Mortgage Loan purchased by the Agency.

               "Purchase Date": With respect to any Mortgage Loan, the date of payment thereof by Purchaser to Seller of the Purchase Price.

               "Purchase Price": With respect to each Mortgage Loan, an amount equal to the Trade Principal less an amount equal to the product of the Trade Principal and the Discount. Accrued interest shall be allocated in accordance with Section 2(c).

               "Purchaser": Paine Webber Real Estate Securities Inc. and its successors.

               "Purchaser's Wire Instructions to Seller": The wire instructions, set forth in a notice delivered by Purchaser to Seller containing the information set forth in Exhibit D, to be used for the payment of all amounts due and payable to Purchaser hereunder.

               "Resubmission Letter": A letter in the form of Exhibit A-4 delivered by Seller to Purchaser requesting Purchaser's permission to resubmit a Mortgage Loan to the Agency.

               "RTC": The Resolution Trust Corporation or any successor thereto.

               "Seller": The Seller whose name is set forth on the cover page hereof, and its permitted successors hereunder.

               "Seller's Release": A letter in the form of Exhibit C-1, delivered by Seller when no Warehouse Lender has an interest in a Mortgage Loan, conditionally releasing all of Seller's interest in a Mortgage Loan upon receipt of payment by Seller.

               "Seller's Wire Instructions": The wire instructions, set forth in a letter in the form of Exhibit C-2, to be used for the payment of funds to Seller when no Warehouse Lender has an interest in the Mortgage Loans to which such payment relates.

               "Settlement Date": With respect to any Mortgage Loan, the date the allocable Pass-Through Rate shall cease to accrue upon payment by the Agency to Purchaser of the Takeout Proceeds as confirmed by Purchaser's receipt from Seller of the related Settlement Information in accordance with Section 3(a).

               "Settlement Information": (i) The Purchase Advice or group of Purchase Advices which shall identify or be modified by Seller to identify each Mortgage Loan by the Mortgagor's name, and of which the aggregate disbursement amount equals the precise dollar amount of Takeout Proceeds received by Purchaser from the Agency and (ii) when applicable, a Takeout Proceeds Identification Letter.

               "Successor Servicer": An entity designated by Purchaser, in conformity with Section 16, to replace Seller as servicer for Purchaser, and as seller/servicer of the Mortgage Loans for the Agency.

               "Takeout Commitment":  A FHLMC Commitment or a FNMA Commitment.

               "Takeout Proceeds": The amount of funds the Agency pays to Purchaser on a particular Business Day as identified by the related Settlement Information.

               "Takeout Proceeds Identification Letter": A letter in the form of Exhibit A-2, delivered by Seller to Purchaser identifying Takeout Proceeds received by Purchaser from the Agency which funds do not relate to Mortgage Loans purchased by Purchaser from Seller.

               "Trade Price":  The trade price set forth on a Takeout
          Commitment.

               "Trade Principal": With respect to any Mortgage Loan, the outstanding principal balance of the Mortgage Loan multiplied by a percentage equal to the Trade Price.

               "Unidentified Funds Notice": A letter, in the form of Exhibit A-3, from Purchaser to Seller notifying Seller that Purchaser has received Takeout Proceeds which have not yet been properly identified by Seller.

               "Warehouse Lender": Any lender, including, without limitation, Purchaser, providing financing to the Seller in any fractional amount for the purpose of originating or purchasing Mortgage Loans, which lender has a security interest in such Mortgage Loans as collateral for the obligations of Seller to such lender.

               "Warehouse Lender's Release": A letter in the form of Exhibit B-1, from a Warehouse Lender to Purchaser, conditionally releasing all of Warehouse Lender's right, title and interest in certain Mortgage Loans identified therein upon receipt of payment by Warehouse Lender.

               "Warehouse Lender's Wire Instructions": The wire instructions, set forth in a letter in the form of Exhibit B-2, from a Warehouse Lender to Purchaser, setting forth wire instructions for all amounts due and payable to such Warehouse Lender hereunder.

               "Yield Compensation Adjustment": Subject to any further adjustment provided in this Agreement, an amount (which may be a negative number) equal to:

                                   A(BC-DE)
                                   --------
                                      360

          where (i) A equals the number of days in the period beginning on the Purchase Date to but not including the Settlement Date, (ii) B equals the principal amount of the Mortgage Loan, (iii) C equals the interest rate (expressed as a decimal) on the Mortgage Loan, (iv) D equals the Purchase Price and (v) E equals the Pass-Through Rate (expressed as a decimal).

          Section 2.  Procedures for Purchases of Mortgage Loans  .
                      ------------------------------------------

          (a)(1) Purchaser may, in its sole discretion, from time to time, purchase one or more Mortgage Loans from Seller. Seller shall be deemed to make for the benefit of Purchaser, as of the applicable dates specified in Section 8, the representations and warranties set forth in Section 8 in respect of each such Mortgage Loan.

          (a)(2) Prior to Purchaser's election to purchase any Mortgage Loan, Purchaser shall have received from Seller a Loan Purchase Detail, either electronically or via a facsimile transmission, and Custodian shall have received all applicable documents required by Section 2 of the Custodial Agreement. The terms and conditions of such purchase shall be set forth in this Agreement and in each Funding Confirmation.

          (b)(1) If Purchaser elects to purchase any Mortgage Loan, Purchaser shall pay the amount of the Purchase Price for such Mortgage Loan by wire transfer of immediately available funds (i) if a Warehouse Lender's Release has been included in the related Cash Window Submission Package, in accordance with the Warehouse Lender's Wire Instructions or (ii) if there is no Warehouse Lender's Release included in the related Cash Window Submission Package, in accordance with the Seller's Wire Instructions. If Purchaser is the Warehouse Lender with respect to a Mortgage Loan, the amount transferred shall be reduced to account for amounts previously advanced by Purchaser with respect to such Mortgage Loan. With respect to each Mortgage Loan which Purchaser has elected to purchase, Custodian shall deliver to the Agency the Cash Window Submission Package in respect of such Mortgage Loans, in the manner and at the time set forth in the Custodial Agreement. Seller shall thereafter promptly deliver to the Agency any and all additional documents requested by the Agency to enable the Agency to make payment to Purchaser of the Takeout Proceeds.

          (b)(2) Simultaneously with the payment by Purchaser of the Purchase Price of a Mortgage Loan, in accordance with the Warehouse Lender's Wire Instructions or the Seller's Wire Instructions, as applicable, with respect to a Mortgage Loan, Seller hereby conveys to Purchaser all of Seller's right, title and interest in and to such Mortgage Loan, free and clear of any lien, claim or encumbrance.

          (c) With respect to each Mortgage Loan that Purchaser elects to purchase hereunder, Purchaser shall owe to Seller a Performance Fee. The Yield Compensation Adjustment component of the Performance Fee shall include an accrued interest calculation. Purchaser's accrued interest calculation shall be identical to that of the Agency, therefore the amount of accrued interest included in a settlement calculation will represent accrued interest paid to Purchaser and paid by Purchaser.

          (d) Notwithstanding the satisfaction by Seller of the conditions specified in Section 2(a), Purchaser is not obligated to purchase any Mortgage Loan offered to it hereunder. In the event that Purchaser rejects a Mortgage Loan for purchase for any reason and/or does not transmit the Purchase Price, any Cash Window Submission Package delivered to Custodian in anticipation of such purchase shall be returned by Custodian in accordance with the terms of Custodial Agreement.

          Section 3.    Sale of Mortgage Loans to the Agency.
                        ------------------------------------

          (a)(1) Upon the sale to the Agency of a Mortgage Loan previously purchased by Purchaser hereunder, Seller shall cause Takeout Proceeds relating to such Mortgage Loan to be paid to Purchaser in accordance with Purchaser's Wire Instructions to Seller. Since the Agency may aggregate Takeout Proceeds from several Mortgage Loans in one wire transfer, it may be necessary, from time to time, for Seller to cause the Agency to also pay to Purchaser Takeout Proceeds relating to Mortgage Loans not purchased by Purchaser.

          (a)(2) Upon receipt by Purchaser of any Takeout Proceeds, Purchaser will attempt to identify such Takeout Proceeds by reviewing the Settlement Information that has been supplied by Seller in advance of the purchase of Mortgage Loans by the Agency.

          (a)(3) If Settlement Information has not been supplied by Seller to Purchaser, or if Purchaser has received Defective Settlement Information, Purchaser will deliver an Unidentified Funds Notice to Seller. Upon receipt of an Unidentified Funds Notice from Purchaser, Seller shall promptly deliver Settlement Information to Purchaser. If Seller fails to deliver Settlement Information to Purchaser within one Business Day after receipt by Seller of an Unidentified Funds Notice, Purchaser may, in its sole discretion, return any Takeout Proceeds that it can not identify to the source from which such Takeout Proceeds were received by Purchaser.

          (a)(4) The Settlement Date will occur on the earliest date Settlement Information is made available by Seller to Purchaser. Purchaser will (i) place all unidentified Takeout Proceeds in a non-interest bearing account and (ii) continue to accrue interest at the Pass-Through Rate on all Mortgage Loans which relate to such unidentified Takeout Proceeds until the Settlement Date of such Mortgage Loans.

          (a)(5) All Takeout Proceeds received by Purchaser from the Agency and all Settlement Information received by Purchaser from Seller after 2:00 P.M. New York City time on a Business Day (or at any time on a day which is not a Business Day) shall be deemed, with regard to determining the Settlement Date, received by Purchaser on the next succeeding Business Day.

          (b)(1) If any Mortgage Loan is rejected by the Agency because it is a Defective Mortgage Loan, Seller shall promptly notify Purchaser. If any Mortgage Loan is a Defective Mortgage Loan on the Purchase Date and in Purchaser's sole judgment the defects in such Mortgage Loan will not be cured (or in fact are not cured) by Seller prior to the Cure Expiration Date, the Pass-Through Rate applicable to such Defective Mortgage Loan shall, on such Cure Expiration Date, increase by the Incremental Pass-Through Rate and Purchaser, at its election, may require that Seller, upon receipt of notice from Purchaser, either (i) immediately repurchase Purchaser's ownership interest in such Defective Mortgage Loan by remitting to Purchaser (in immediately available funds in accordance with Purchaser's instructions) the amount paid by Purchaser for such Defective Mortgage Loan plus interest at the Pass-Through Rate on the principal amount thereof from the Purchase Date of such Mortgage Loan to the date of such repurchase or (ii) pursuant to a request from Seller evidenced by the receipt by Purchaser of a Resubmission Letter, permit Seller to resubmit such modified Mortgage Loan to the Agency under a new Takeout Commitment. If at any time prior to the repurchase of a Defective Mortgage Loan by Seller or the purchase of a Mortgage Loan by the Agency, Seller receives the Mortgage Note or any other portion of the Cash Window Submission Package, Seller shall promptly forward such Mortgage Note and/or other portion of the Cash Window Submission Package to Purchaser.

          (b)(2) If Seller fails to comply with its obligations in the manner described in Section 3(b)(1), upon receipt by Seller of notice from Purchaser, Seller's rights and obligations to service Mortgage Loans, as provided in this Agreement, shall terminate. If an Act of Insolvency occurs at any time, Seller's rights and obligations to service the Mortgage Loans, as provided in this Agreement, shall terminate immediately, without any notice or action by Purchaser. Upon any such termination, Purchaser is hereby authorized and empowered as the exclusive agent for Seller to sell and transfer such rights to service the Mortgage Loans for such price and on such terms and conditions as Purchaser shall reasonably determine, and Seller shall not otherwise attempt to sell or transfer such rights to service without the prior consent of Purchaser. Seller shall perform all acts and take all action so that all files and documents relating to the Mortgage Loans held by Seller, together with all escrow amounts relating to such Mortgage Loans, are delivered to Successor Servicer. To the extent that the approval of the Agency or any other person is required for any such sale or transfer, Seller shall fully cooperate with Purchaser to obtain such approval. Upon exercise by Purchaser of its remedies under this Section 3(b)(2), Seller hereby authorizes Purchaser to receive all amounts paid by any purchaser of such rights to service the Mortgage Loans and to remit such amounts to Seller subject to Purchaser's rights of set-off under this Agreement. Upon exercise by Purchaser of its remedies under this Section 3(b)(2), Purchaser's obligation to pay and Seller's right to receive any portion of the Performance Fee relating to such Mortgage Loans shall automatically be canceled and become null and void, provided that such cancellation shall in no way relieve Seller or otherwise affect the obligation of Seller to indemnify and hold Purchaser harmless as specified in Section 3(c).

          (b)(3) Each Mortgage Loan required to be delivered to Successor Servicer by Section 3(b)(2) shall be delivered free of any servicing rights in favor of Seller and free of any title, interest, lien, encumbrance or claim of any kind of Seller. Seller shall deliver or cause to be delivered all files and documents relating to each Mortgage Loan held by Seller to Successor Servicer. Seller shall promptly take such actions and furnish to Purchaser such documents that Purchaser deems necessary or appropriate to enable Purchaser to cure any defect in each such Mortgage Loan or to enforce such Mortgage Loans, as appropriate.

          (c) Seller agrees to indemnify and hold Purchaser and its assignees harmless from and against all Losses resulting from or relating to any breach or failure to perform by Seller of any representation, warranty, covenant, term or condition made or to be performed by Seller under this Agreement.

          (d) No exercise by Purchaser of its rights under this Section 3 shall relieve Seller of responsibility or liability for any breach of this Agreement.

          (e) Seller hereby grants Purchaser a right of set-off against the payment of any amounts that may be due and payable to Purchaser from Seller, such right to be upon any and all monies or other property of Seller held or received by Purchaser, or due and owing from Purchaser to Seller.

          Section 4.  Servicing of the Mortgage Loans.
                      -------------------------------

          (a) Seller shall service and administer each Mortgage Loan on behalf of Purchaser in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and in accordance with the requirements of the Agency as though the Agency's requirement were set forth in independent contract between Seller and Purchaser, provided that Seller shall at all times comply with applicable law, and the requirements of any applicable insurer or guarantor so that the insurance in respect of any Mortgage Loan is not voided or reduced. Seller shall at all times maintain accurate and complete records of its servicing of each Mortgage Loan, and Purchaser may, at any time during Seller's business hours on reasonable notice, examine and make copies of such records. In addition, if a Mortgage Loan is not purchased by the Agency on or before the Cure Expiration Date, Seller shall at Purchaser's request deliver to Purchaser monthly reports regarding the status of such Mortgage Loan, which reports shall include, but shall not be limited to, a description of each Mortgage Loan in default for more than thirty days, and such other circumstances with respect to any Mortgage Loan (whether or not such Mortgage Loan is included in the foregoing list) that could materially adversely affect any such Mortgage Loan, Purchaser's ownership of any such Mortgage Loan or the collateral securing any such Mortgage Loan. Seller shall deliver such a report to Purchaser every thirty days until (i) the purchase by the Agency of such Mortgage Loan pursuant to the related Takeout Commitment or
(ii) the exercise by Purchaser of any remedial election pursuant to Section 3.

          (b) Within five Business Days of notice from Purchaser or, with respect to any Mortgage Loan, on the Cure Expiration Date, Seller shall establish and maintain a Custodial Account entitled "[name of Seller], in trust for Paine Webber Real Estate Securities Inc. and its assignees under the Mortgage Loan Purchase Agreement dated [the date of this Agreement]" and shall promptly deposit into such Custodial Account, in the form received with any necessary endorsements, all collections received in respect of each Mortgage Loan that are payable to Purchaser as the owner of each such Mortgage Loan.

          (c) Amounts deposited in the Custodial Account with respect to any Mortgage Loan shall be held in trust for Purchaser as the owner of such Mortgage Loan and shall be released only as follows:

                 (1) Except as otherwise provided in this Section 4(c), following receipt by Purchaser or its designee of the Takeout Proceeds for such Mortgage Loan from the Agency or Seller amounts deposited in the Custodial

          Account shall be paid in accordance with Section 2(c). Notwithstanding the foregoing, all amounts deposited in the Custodial Account shall be paid to Seller upon the purchase by the Agency of the related Mortgage Loan(s) from Purchaser if, and to the extent that, the amounts due and payable to Purchaser hereunder have been set off against the Purchase Price for the Mortgage Loan or the Performance Fee relating to the Mortgage Loan. The amounts paid to Seller (if any) pursuant to this
          Section 4(c)(1) shall constitute Seller's sole compensation for servicing the Mortgage Loans as provided in this Section 4.

                 (2) If Successor Servicer is appointed by Purchaser (either under the circumstances set forth in Section 3 or otherwise), all amounts deposited in the Custodial Account shall be paid to Purchaser promptly upon such delivery.

                 (3) If a Mortgage Loan is not purchased by the Agency on or before the Cure Expiration Date, during the period thereafter that Seller remains as servicer, all amounts deposited in the Custodial Account shall be released only in accordance with a Purchaser's written instructions.

          Section 5.  Trade Assignments.  Seller hereby assigns to Purchaser,
                      -----------------
free of any security interest, lien, claim or encumbrance of any kind, Seller's rights, under each Takeout Commitment to the full extent permitted by the Agency, to deliver the Mortgage Loan(s) specified therein to the related the Agency and to receive the Takeout Proceeds therefor from the Agency. Purchaser shall not be deemed to have accepted such rights of Seller which relate to a particular Mortgage Loan unless and until it purchases the Mortgage Loan, and nothing set forth herein shall be deemed to impair Purchaser's right to reject any Mortgage Loan for any reason, in its sole discretion.

          Section 6.  Transfers of Mortgage Loan by Purchaser.  Purchaser may,
                      ---------------------------------------
in its sole discretion, assign all of its right, title and interest in or grant a security interest in any Mortgage Loan sold by Seller hereunder and all rights of Purchaser under this Agreement and the Custodial Agreement, in respect of such Mortgage Loan to Assignee, subject only to an obligation on the part of Assignee to deliver each such Mortgage Loan to the Agency pursuant to Section 5 or to Purchaser to permit Purchaser or its designee to make delivery thereof to a the Agency pursuant to Section 5. It is anticipated that such assignment to Assignee will be made by Purchaser, and Seller hereby irrevocably consents to such assignment. No notice of such assignment shall be given by Purchaser to Seller or the Agency. Assignment by Purchaser of the Mortgage Loans as provided in this Section 6 shall not release Purchaser from its obligations otherwise under this Agreement.

          Without limitation of the foregoing, an assignment of a Mortgage Loan to Assignee, as described in this Section 6, shall be effective upon delivery to Assignee of a Cash Window Submission Package.

          Section 7.  Record Title to Mortgage Loans; Intent of Parties;
                      --------------------------------------------------
Security Interest.
-----------------

          (a) From and after the delivery of the related Cash Window Submission Package, and subject to the remedies of Purchaser in Section 3, Seller shall remain the last named payee or endorsee of each Mortgage Note and the mortgagee or assignee of record of each Mortgage in trust for the benefit of Purchaser, for the sole purpose of facilitating the servicing of such Mortgage Loan.

          (b) Seller shall maintain a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership interest in each Mortgage Loan of Purchaser.

          (c) Purchaser and Seller confirm that the transactions contemplated herein are intended to be sales of the Mortgage Loans by Seller to Purchaser rather than borrowings secured by the Mortgage Loans. In the event, for any reason, any transaction is construed by any court or regulatory authority as a borrowing rather than as a sale, the Seller and Purchaser intend that Purchaser or Assignee, as the case may be, shall have a perfected first priority security interest in the Collateral, free and clear of adverse claims. In such case, Seller shall be deemed to have hereby granted to Purchaser or Assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, this Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to Purchaser or Assignee, as the case may be, and Purchaser or Assignee, as the case may be, shall have all of the rights of a secured party under applicable law. Seller shall, not later than the date of the first purchase of a Mortgage Loan by Purchaser under this Agreement, deliver to Purchaser a UCC-1 Financing Statement, executed by Seller, containing a description of collateral in the form attached hereto in Exhibit E.

          Section 8.  Representations and Warranties.
                      ------------------------------

          (a) Seller hereby represents and warrants to Purchaser as of the date hereof and as of the date of each delivery of a Cash Window Submission Package that:

                 (i) Seller is duly organized, validly existing and in good standing under the laws of the state of its organization or of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the state where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Seller. Seller has all requisite power and authority (including, if applicable, corporate power) to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of Seller; and all requisite action (including, if applicable, corporate action) has been taken by Seller to make this Agreement valid and binding upon Seller in accordance with its terms;

               (ii) No approval of the transactions contemplated by this Agreement from the OTS, the NCUA, the FDIC or any similar federal or state regulatory authority having jurisdiction over Seller is required, or if required, such approval has been obtained. There are no actions or proceedings pending or affecting Seller which would adversely affect its ability to perform hereunder. The transfers, assignments and conveyances provided for herein are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

               (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Seller and will not result in the breach of any term or provision of the charter or by-laws of Seller or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Seller or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject;

               (iv) This Agreement, the Custodial Agreement and every document to be executed by Seller pursuant to this Agreement is and will be valid, binding and subsisting obligations of Seller, enforceable in accordance with their respective terms. No consents or approvals are required to be obtained by Seller or its Parent Company for the execution, delivery and performance of this Agreement or the Custodial Agreement by Seller;

               (v) Purchaser will be the sole owner of the related Mortgage Loan, free and clear of any lien, claim or encumbrance; and

               (vi) All information relating to Seller that Seller has delivered or caused to be delivered to Purchaser, including, but not limited to, all documents related to this Agreement, the Custodial Agreement or Seller's financial statements, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein or herein in light of the circumstances under which they were made, not misleading.

          (b) Seller hereby represents, warrants and covenants to Purchaser with respect to each Mortgage Loan as of the related Purchase Date that:

               (i) The Mortgage Loan conforms in all respects to the requirements of this Agreement, the Commitment Requirements and all other requirements of the Agency;

               (ii) Seller is the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement;

               (iii) No servicing agreement has been entered into with respect to the Mortgage Loan, or any such servicing agreement has been terminated and there are no restrictions, contractual or governmental, which would impair the ability of Purchaser or Purchaser's designees from servicing the Mortgage Loan;

               (iv) The Mortgage is a valid and subsisting first lien on the property therein described and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable. Any pledge account, security agreement, chattel mortgage or equivalent document related to, and delivered to Purchaser with the Mortgage, establishes in Seller a valid and subsisting first lien on the property described therein, and Seller has full right to sell and assign the same to Purchaser;

               (v) Neither Seller nor any prior holder of the Mortgage has modified the Mortgage in any material respect; satisfied, canceled or subordinated the Mortgage in whole or in part; released the Mortgaged Property in whole or in part from the lien of the Mortgage; or executed any instrument of release, cancellation, modification or satisfaction unless such release, cancellation, modification or satisfaction does not adversely affect the value of the Mortgage Loan and is contained in the related Document File;

               (vi) The Mortgage Loan is not in default, and all Monthly Payments due prior to the Purchase Date and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents have been paid. Seller has not advanced funds, or induced or solicited any advance of funds by a party other than the Mortgagor directly or indirectly, for the payment of any amount required by the Mortgage Loan. The collection practices used by each entity which has serviced the Mortgage Loan have been in all respects legal, proper, prudent, and customary in the mortgage servicing business. With respect to escrow deposits and payments in those instances where such were required, there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made and no escrow deposits or payments or other charges or payments have been capitalized under any Mortgage or the related Mortgage Note;

               (vii) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace of cure period, would constitute a default, breach, violation or event of acceleration; and Seller has not waived any default, breach, violation or event of acceleration;

               (viii) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and property executed by the Mortgagor;

               (x) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury, and the Mortgage Loan is not usurious;

               (xi) Any and all requirements of any federal, state or local law including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and Seller shall deliver to Purchaser upon demand, evidence of compliance with all such requirements;

               (xii) Either: (i) Seller and every other holder of the Mortgage, if any, were authorized to transact and do business in the jurisdiction in which the Mortgaged Property is located at all times when such party held the Mortgage; or (ii) the loan of mortgage funds, the acquisition of the Mortgage (if Seller was not the original lender), the holding of the Mortgage and the transfer of the Mortgage did not constitute the transaction of business or the doing of business in such jurisdiction;

               (xiii) The proceeds of the Mortgage Loan have fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds, therefore, have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loans were paid;

               (xiv) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

               (xv) Each Mortgage Loan was originated by an institution that is eligible to issue Mortgage Loans under the Applicable Guide;

               (xvi) At origination, the Mortgaged Property was free and clear of all mechanics' and materialmen's liens or liens in the nature thereof which are or could be prior to the Mortgage lien, and no rights are outstanding that under law could give rise to any such lien;

               (xvii) All of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

               (xviii) At origination, no improvement located on or being part of the Mortgaged Property was in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property, and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, had been made or obtained from the appropriate authorities and the Mortgaged Property was lawfully occupied under applicable law. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to Property, and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

               (xix) There is no proceeding pending for the total or partial condemnation of the Mortgaged Property and said property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty;

               (xx) All buildings upon the Mortgaged Property are insured against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to fire and hazard insurance policies with extended coverage or other insurance required by the Applicable Guide, in an amount at least equal to the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum insurable value (replacement cost without deduction for depreciation) of the improvements constituting the Mortgaged Property. If applicable laws limit the amount of such insurance to the replacement cost of the improvements constituting the Mortgaged Property or to some other amount, then such insurance is in an amount equal to the maximum allowed by such laws. Such insurance amount is sufficient to prevent the Mortgagor or the loss payee under the policy from becoming a co-insurer. The insurer issuing such insurance is acceptable pursuant to the Applicable Guide. All individual insurance policies contain a standard mortgagee clause naming Seller, its successors and assigns, as mortgagee and all premiums thereon have been paid. Each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Any flood insurance required by applicable law has been obtained;

               (xxi) The related Mortgage Note is payable on the Due Date of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, providing for full amortization by maturity, over an original term of not more than thirty years;

               (xxii) The Mortgaged Property consists of a single parcel of real property; and

               (xxiii) There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can be reasonably expected to cause the Agency or private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or adversely affect the value or marketability of the Mortgage Loan.

          The representations and warranties of Seller in this Section 8 are unaffected by and supersede any provision in any endorsement of any Mortgage Loan or in any assignment with respect to such Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty.

          Section 9.  Covenants of Seller.  Seller hereby covenants and agrees
                      -------------------
with Purchaser as follows:

          (a)  Seller shall deliver to Purchaser:

               (i) Within one hundred twenty (120) days after the end of each fiscal year of Seller, consolidated balance sheets of Seller and its consolidated subsidiaries and the related consolidated statements of income showing the financial condition of Seller and its consolidated subsidiaries as of the close of such fiscal year and the results of operations during such year, and a consolidated statement of cash flows, as of the close of such fiscal year, setting forth, in each case, in comparative form the corresponding figures for the preceding year, all the foregoing consolidated financial statements to be reported on by, and to carry the report (acceptable in form and content to Purchaser) of an independent public accountant of national standing acceptable to Purchaser;

               (ii) Within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of Seller, unaudited consolidated balance sheets and consolidated statements of income, all to be in a form acceptable to Purchaser, showing the financial condition and results of operations of Seller and its consolidated subsidiaries on a consolidated basis as of the end of each such quarter and for the then elapsed portion of the fiscal year, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, certified by a financial officer of Seller (acceptable to Purchaser) as presenting fairly the financial position and results of operations of Seller and its consolidated subsidiaries and as having been prepared in accordance with generally accepted accounting principles consistently applied, in each case, subject to normal year-end audit adjustments;

               (iii) Promptly upon receipt thereof, a copy of each other report submitted to Seller by its independent public accountants in connection with any annual, interim or special audit of Seller;

               (iv) Promptly upon becoming aware thereof, notice of (1) the commencement of, or any determination in, any legal, judicial or regulatory proceedings, (2) any dispute between Seller or its Parent Company and any governmental or regulatory body, (3) any event or condition, which, in any case of (1) or (2) if adversely determined, would have a material adverse effect on (A) the validity or enforceability of this Agreement, (B) the financial condition or business operations of Seller, or (C) the ability of Seller to fulfill its obligations under this Agreement or (4) any material adverse change in the business, operations, prospects or financial condition of Seller, including, without limitation, the insolvency of Seller or its Parent Company;

               (v) Promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by its Parent Company, Seller or any of Seller's consolidated subsidiaries in a general mailing to their respective stockholders and of all reports and other material (including copies of all registration statements under the Securities Act of 1933, as amended) filed by any of them with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of said Commission;

               (vi) Promptly upon becoming available, copies of any press releases issued by its Parent Company or Seller and copies of any annual and quarterly financial reports and any reports on Form H-(b)12 which its Parent Company or Seller may be required to file with the OTS or the RTC or comparable reports which a Parent Company or Seller may be required to file with the FDIC or any other federal banking agency containing such financial statements and other information concerning such Parent Company's or Seller's business and affairs as is required to be included in such reports in accordance with the rules and regulations of the OTS, the RTC, the FDIC or such other banking agency, as may be promulgated from time to time;

               (vii) Such supplements to the aforementioned documents and such other information regarding the operations, business, affairs and financial condition of its Parent Company, Seller or any of Seller's consolidated subsidiaries as Purchaser may request;

               (viii) A copy of (1) the articles of incorporation of Seller and any amendments thereto, certified by the Secretary of State of Seller's state of incorporation, (2) a copy of Seller's by-laws, together with any amendments thereto, (3) a copy of the resolutions adopted by Seller's Board of Directors authorizing Seller to enter into this Agreement and the Custodial Agreement and authorizing one or more of Seller's officers to execute the documents related to this Agreement and Custodial Agreement, and (4) a certificate of incumbency and signature of each officer of Seller executing any document in connection with this Agreement; and

               (ix) Not later than 2:00 P.M. New York City time on a Settlement Date, the related Settlement Information.

          (b) The consideration received by the Seller upon the sale of each Mortgage Loan will constitute reasonably equivalent value and fair consideration for the ownership interest in the Mortgage Loan.

          (c) Neither the Seller nor any affiliate thereof will acquire at any time any Mortgage Loan or any other economic interest in, or obligation with respect to any Mortgage Loan.

          (d) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller will report each sale of a Mortgage Loan to the Purchaser as a sale of the ownership interest in the Mortgage Loan. The Seller has been advised by or has confirmed with its independent public accountants that the foregoing transactions will be so classified under GAAP.

          (e) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, any sale of a Mortgage Loan to the Purchaser.

          (f) The Seller will not sell any Mortgage Loan to the Purchaser with any intent to hinder, delay or defraud any of the Seller's creditors.

          (g) Seller shall comply, in all material respects, with all laws, rules and regulations to which it is or may become subject.

          (h) Seller shall, upon request of Purchaser, promptly execute and deliver to Purchaser all such other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action as Purchaser may require more effectively to transfer, convey, assign to and vest in Purchaser and to put Purchaser in possession of the property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under this Agreement.

          (i) Seller shall ensure that all Takeout Proceeds paid by the Agency resulting from Takeout Commitments that relate to Mortgage Loans purchased by Purchaser pursuant to the terms of this Agreement are paid to Purchaser by the Agency in accordance with Purchaser's Wire Instructions to Seller.

          Section 10.  Term.  This Agreement shall continue in effect until
                       ----
terminated as to future transactions by written instruction signed by either Seller or Purchaser and delivered to the other, provided that no termination will affect the obligations hereunder as to any of the Mortgage Loans with respect to which Cash Window Submission Packages have been delivered to Custodian pursuant to the terms of this Agreement or the Custodial Agreement.

          Section 11.  Exclusive Benefit of Parties; Assignment.  This
                       ----------------------------------------
Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right to any other person, including the Custodian. Except as provided in
Section 6, no rights or obligations created by this Agreement may be assigned by any party hereto without the prior written consent of the other parties.

          Section 12.  Amendments; Waivers; Cumulative Rights.  This Agreement
                       --------------------------------------
may be amended from time to time only by written agreement of Seller and Purchaser. Any forbearance, failure or delay by either party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by Purchaser of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of Purchaser shall continue in full force and effect until specifically waived by Purchaser in writing. No right, power or remedy shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred hereby or hereafter available at law or in equity or by statute or otherwise.

          Section 13.  Execution in Counterparts.  This Agreement may be
                       -------------------------
executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          Section 14.  Effect of Invalidity of Provisions.  In case any one or
                       ----------------------------------
more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

          Section 15.  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the State of New York, without regard to conflict of laws rules.

          Section 16.  Notices.  Any notices, consents, elections, directions
                       -------
and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when telecopied or delivered by overnight courier to, personally delivered to, or on the third day following the placing thereof in the mail, first class postage prepaid to, the respective addresses set forth on the cover page hereof for Seller and Purchaser, or to such other address as either party shall give notice to the other party pursuant to this Section 16. Notices to Assignee shall be given to such address as Assignee shall provide to Seller in writing.

          Section 17.  Entire Agreement.  This Agreement, the Funding
                       ----------------
Confirmations and the Custodial Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements between them, oral or written, of any nature whatsoever with respect to the subject matter hereof.

          Section 18.  Costs of Enforcement.  In addition to any other indemnity
                       --------------------
specified in this Agreement, in the event of a breach by Seller of this Agreement, the

Custodial Agreement or a Takeout Commitment, Seller agrees to pay the reasonable attorneys' fees and expenses of Purchaser and, when applicable, Assignee incurred as a consequence of such breach.

          Section 19.  Consent to Service.  Each party irrevocably consents to
                       ------------------
the service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 16.

          Section 20.  Construction.  The headings in this Agreement are for
                       ------------
convenience only and are not intended to influence its construction. References to Sections, Exhibits and Annexes in this Agreement are to the Sections of and Exhibits to this Agreement. The Exhibits are part of this Agreement, and are incorporated herein by reference. The singular includes the plural, the plural the singular, and the words "and" and "or" are used in the conjunctive or disjunctive as the sense and circumstances may require.

          IN WITNESS WHEREOF, Purchaser and Seller have duly executed this Agreement as of the date and year set forth on the cover page hereof.

                                   PAINE WEBBER REAL ESTATE SECURITIES INC.

                                   By    /s/
                                         ______________________________________
                                   Name:  Al Marrapodi
                                   Title: Managing Director


                                   Seller's Name: CRESCENT BANK & TRUST COMPANY
                                                  -----------------------------
                                                  _____________________________
                                   By    /s/
                                         ______________________________________
                                   Name:
                                   Title:
                                   Address (if different from cover page)

                                                                     EXHIBIT A-1

                   PAINE WEBBER REAL ESTATE SECURITIES INC.
                       CASH WINDOW LOAN PURCHASE DETAIL

                             CLIENT:_____________

       PAYEE NUMBER (ONLY APPLICABLE TO FNMA CASH WINDOW TRANSACTIONS):

                            EXPECTED DELIVERY DATE
                    OF MORTGAGE FILE IS:  __________, 199_

                                    # OF
                       FACE      MONTHS TO                  TAKEOUT       SALES                  COMMIT. EXP.  DELIVERY   WAREHOUSE
LOAN #   LAST NAME    AMOUNT      MATURITY     NOTE RATE    INVESTOR      PRICE      COMMIT. #       DATE        DATE      LENDER
-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------
-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

-------  ---------  ----------  ------------  -----------  ----------  -----------  -----------  ------------  --------  ----------

                                                                     EXHIBIT A-2

                   [TAKEOUT PROCEEDS IDENTIFICATION LETTER]

                             [SELLER'S LETTERHEAD]

                                                                          [Date]

Paine Webber Real Estate Securities Inc.
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

          On [date] FNMA or FHLMC wired to your account at Chemical Bank [total amount of agency wire]. Contained within the total amount of the wire was a disbursement amount of ___________. This amount represents proceeds for one or more loans which were not purchased through PaineWebber's Conforming Whole Loan
Purchase: Cash Window Program the details of which are:

          loan #:                                 ___________________

          borrower's name:                        ___________________

          loan #:                                 ___________________

          borrower's name:                        ___________________

                [list additional Mortgage Loans, if necessary]

          Please wire these funds to:

                        [insert wire instructions here]


                              Very truly yours,

                              [SELLER]


                              By:______________________
                              Name:____________________
                              Title:___________________

                                                                     EXHIBIT A-3

                          [UNIDENTIFIED FUNDS NOTICE]


[SELLER]                                                    [DATE]
[ADDRESS]

RE: Settlement - Cash Windows


          The following proceeds have been received by PaineWebber from FNMA or FHLMC regarding our Conforming Whole Loan Purchase: Cash Window Program. We can not proceed without receipt of all settlement information that is required by the Conforming Mortgage Loan Purchase Agreement ("Agreement"). Please forward the settlement information which relates to the individual amounts listed below by facsimile transmission to me at [PaineWebber's facsimile number]. Unidentified proceeds will not earn interest, while loans which we have purchased and which have subsequently been purchased by FNMA or FHLMC will be deemed to continue to accrue interest in accordance with Section 3(4)(4) of the Agreement until we have all settlement information required by the Agreement. If I can be of any further assistance, please call me at [PaineWebber's telephone number].

AGENCY:   ____________________
AMOUNT:   ____________________

AGENCY:   ____________________
AMOUNT:   ____________________

AGENCY:   ____________________
AMOUNT:   ____________________

          [list additional amounts, if necessary]


                                        Very truly yours,

                                        PAINE WEBBER REAL ESTATE
                                         SECURITIES INC.


                                        By:__________________________
                                        Name:________________________
                                        Title:_______________________

                                                                     EXHIBIT A-4
                             [RESUBMISSION LETTER]

                             [SELLER'S LETTERHEAD]

                                                       [Date]
Paine Webber Real
 Estate Securities Inc.
1285 Avenue of the Americas
11th Floor
New York, New York 10019

Ladies and Gentlemen:

          The following loan which was purchased through PaineWebber's Conforming Whole Loan Purchase: Cash Window Program has been rejected for purchase by the FNMA or FHLMC Cash Window. FNMA or FHLMC will continue to hold
                                           -----------------------------------
the related mortgage note which was delivered to them by PaineWebber's agent,
-----------------------------------------------------------------------------
Chemical Bank. The modified loan is being resubmitted under a new commitment the
--------------------------------------------------------------------------------
details of which are as follows:
--------------------------------

          Loan #:                       Investor:

          Last Name:                    Commitment #:

          Face Amount:                       Window Term:

          1st Pay Date:                 Commitment Expiration Date:

          Coupon:                       Sale Price:

          Loan Term:

          If the loan should again be rejected for purchase by the FNMA or FHLMC, we will notify PaineWebber and repurchase the loan immediately upon FNMA or FHLMC notification of rejection. If for any reason we receive the related mortgage note from FNMA or FHLMC, we will notify PaineWebber immediately and either repurchase the loan or deliver the mortgage note to PaineWebber, in accordance with PaineWebber's instructions.

                              Very truly yours,

                              [SELLER]


                              By:________________________
                              Name:______________________
                              Title:_____________________

                                                                     EXHIBIT B-1

                         [WAREHOUSE LENDER'S RELEASE]


Paine Webber Real Estate Securities Inc.
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

          We hereby release all right, interest or claim of any kind, including any security interest or lien, with respect to the mortgage loan(s) referenced below, such release to be effective automatically without any further action by any party, upon receipt, in one or more installments, from Paine Webber Real Estate Securities Inc., in accordance with the wire instructions which we delivered to you in a letter dated _________________, 199_, in immediately available funds, of an aggregate amount equal to the product of A multiplied by B (such product being rounded to the nearest $0.01) multiplied by C.*


                              Street
Loan #   Mortgagor            Address         City          State      Zip

_______  _________________    _________     ___________   _________    ________


                                    Very truly yours,

                                    [WAREHOUSE LENDER]


                                    By:_________________________
                                    Name:_______________________
                                    Title:______________________



          *A = weighted average trade price
           B = principal amount of the mortgage loan(s)
           C = 1 minus the discount set forth on the related funding confirmation

                                                                     EXHIBIT B-2
                    [WAREHOUSE LENDER'S WIRE INSTRUCTIONS]

Paine Webber Real Estate Securities, Inc.
1285 Avenue of the Americas
New York, New York 10019

          Re:  Paine Webber Real Estate Securities, Inc. Conforming Whole Loan
               Purchase: Cash Window Program with [Seller]
               --------- ---------------------------------

Ladies and Gentlemen:

          Set forth below are [Warehouse Lender's] wire instructions applicable to the above-referenced Conforming Whole Loan Purchase: Cash Window Program.

Wire Instructions:
-----------------

          Bank Name:
          City, State:
          ABA #:
          Account #:
          Account Name:

          Please acknowledge receipt of this letter in the space provided below. This letter supersedes and replaces any prior notice specifying the name of [Warehouse Lender] and setting forth wire instructions and shall remain in effect until superseded and replaced by a letter, in the form of this letter, executed by each of us and acknowledged by you.

                              Very truly yours,

                              [SELLER]

                              By:_____________________________
                              Name:___________________________
                              Title:__________________________

                              [WAREHOUSE LENDER(S)]*

                              By:_____________________________
                              Name:___________________________
                              Title:__________________________

PAINE WEBBER REAL ESTATE
 SECURITIES INC.

By:_______________________
Name: Al Marrapodi
Title:   Managing Director

__________________________________
* The authorized officer of each warehouse lender executing this letter must be the same authorized officer as signs the Warehouse Lender's Release. Not applicable if there is no warehouse lender.

                                                                     EXHIBIT C-1
                              [SELLER'S RELEASE]

Paine Webber Real Estate Securities Inc.
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

          With respect to the mortgage loan(s) referenced below (a) we hereby certify to you that the mortgage loan(s) is not subject to a lien of any warehouse lender and (b) we hereby release all right, interest or claim of any kind with respect to such mortgage loan, such release to be effective automatically without any further action by any party upon payment from Purchaser to Seller of an aggregate amount equal to the product of A multiplied by B (such product being rounded to the newest $0.01) multiplied by C* in accordance with our wire instructions in effect on the date of such payment.


                           Street
Loan #    Mortgagor        Address           City        State     Zip

_______   ______________   ____________    _________   _________   __________


                                   Very truly yours,

                                   [SELLER]

                                   By:___________________________
                                   Name:_________________________
                                   Title:________________________

          *A = weighted average trade price
           B = principal amount of the mortgage loan(s)
           C = 1 minus the discount set forth on the related funding confirmation

                                                                     EXHIBIT C-2
                         [SELLER'S WIRE INSTRUCTIONS]

Paine Webber Real Estate Securities Inc.
1285 Avenue of the Americas
New York, New York 10019

          Re:  Conforming Whole Loan Purchase: Cash Window
               Program with [Seller]
               -------------------------------------------

Ladies and Gentlemen:

          Set forth below are the [Seller's] wire instructions applicable to the above-referenced Conforming Whole Loan Purchase: Cash Window Program with [Seller].

Wire Instructions:
-----------------

          Bank Name:
          City, State:
          ABA #:
          Account #:
          Account Name:

          Please acknowledge receipt of this letter in the space provided below. This letter supersedes and replaces any prior notice specifying our wire instructions and shall remain in effect until superseded and replaced by a letter, in the form of this letter, executed by us and acknowledged by you.

                                   Very truly yours,

                                   [SELLER]*

                                   By:_______________________________
                                   Name:_____________________________
                                   Title:____________________________
Receipt acknowledged by:

PAINE WEBBER REAL ESTATE
 SECURITIES INC.

By:________________________
Name:  Al Marrapodi
Title: Managing Director

__________________________________
*The authorized officer of executing this letter must be the same authorized officer as signs the Seller's Release. Applicable only if there is no Warehouse Lender.

                                                                       EXHIBIT D

                   [PURCHASER'S WIRE INSTRUCTIONS TO SELLER]



Wire Instructions:
-----------------

          Bank Name:
          City, State:
          ABA #:
          Account #:
          Account Name:
          Ref: [Name of Seller]

                                                                       EXHIBIT E

                           UCC-1 FINANCING STATEMENT

Debtor:             [Seller]

Secured Party:      Paine Webber Real Estate Securities Inc.

Item   :
-------

          All right (including the power to convey title thereto), title and interest of Debtor in and to the property listed below:

          All participation certificates evidencing an interest in mortgage loans, and all mortgage loans, mortgage notes, mortgages or deeds of trust, assignments thereof and any and all documents and instruments related thereto, which are subject to the interest of Secured Party or any assignee under or pursuant to the Mortgage Loan Participation Agreements and Mortgage Loan Purchase Agreements between Secured Party and the Debtor.